                                                                   EXHIBIT 10.19

                      SUBLEASE AGREEMENT AND LESSOR CONSENT

         AGREEMENT OF SUBLEASE AND LESSOR CONSENT (this "SUBLEASE AGREEMENT") made as of the 1st day of April, 2004 by and among Adams Laboratories, Inc., a Texas corporation d/b/a Adams Respiratory Therapeutics (the "SUBLESSEE"), Cardinal Health PTS, LLC, a Delaware limited liability company (the "SUBLESSOR"), and The Estate of James Campbell, Deceased ("LESSOR").

                              W I T N E S S E T H:

         WHEREAS, CCP Investment Properties, Ltd., a Texas limited partnership ("ORIGINAL LANDLORD") and Sublessee have previously executed a document entitled "Industrial Lease Agreement" (as amended as described below, the "LEASE") with regard to 71,108 square feet of lease space currently occupied by Sublessor located at 14801 Sovereign Road, Fort Worth, Texas (the "ORIGINAL PREMISES"); and

         WHEREAS, Original Landlord and Sublessee previously executed a document entitled "Amendment to Industrial Lease Agreement" dated October 29, 1990, and AEW # 14 Corporation, as successor landlord, and Sublessee executed a document entitled "Second Amendment to Industrial Lease Agreement" dated March 15, 1991, both of said amendments relating to the security deposit due under the terms of the Lease; and

         WHEREAS, Metropolitan Life Insurance Company, as successor landlord ("METROPOLITAN"), and Sublessee executed a document entitled "Third Amendment to Industrial Lease Agreement" dated January 27, 1993 (the "THIRD AMENDMENT") which amendment added 36,020 square feet of "Expansion Premises" to the Original Premises; and

         WHEREAS, Metropolitan and Sublessee executed a document entitled "Fourth Amendment to Industrial Lease Agreement" dated July 27, 1993 (the "FOURTH AMENDMENT"), which amendment added 3,000 square feet of "Second Expansion Space" to the Original Premises so that the premises covered by the Lease, as amended by the Third Amendment and the Fourth Amendment, totaled a sum of 110,128 square feet; and

         WHEREAS, Metropolitan and Sublessee executed a document entitled "Fifth Amendment to Industrial Lease Agreement" on January 19, 1995 (the "FIFTH AMENDMENT") which amendment added 36,020 square feet of "Third Expansion Space" to the Premises; and

         WHEREAS, Metropolitan and Medeva Pharmaceuticals, Inc. ("MEDEVA"), as successor to Adams Laboratories, Inc., and Adams Laboratories, Inc., an entity then-new to the Lease and now being Sublessee, executed a document entitled "Partial Assignment and Sixth Amendment to Industrial Lease Agreement" dated February 25, 1998, by which document, among other matters, 1) Sublessee assumed the terms of the Lease as to the Premises as contemplated by the Fourth Amendment, 2) Medeva remained tenant under the Lease as to the 36,020 of "Third Expansion Space" as discussed in the Fifth Amendment, and as to which space the Lease has terminated, and 3) the Lease Term was extended so as to terminate on January 31, 2006 (Terms used and not otherwise defined herein shall have the meaning ascribed to them in the Lease); and

         WHEREAS, Sublessee and Lessor agreed in a document entitled "Seventh Amendment to Industrial Lease Agreement" dated June 1, 2002 (the "SEVENTH AMENDMENT") that the Third Expansion Space was no longer subject to the terms of the Lease and to add 20,000 square feet to the Premises, so that as of June 1, 2002 the Premises consisted of 130,128 square feet (the "PREMISES"); and

         WHEREAS, pursuant to an Assignment and Assumption Agreement and Lessor Consent dated March 24, 2004, Sublessee assigned all of its rights and obligations under the Lease to Sublessor and Sublessor assumed all of such obligations; and

         WHEREAS, Sublessee desires to sublease from Sublessor approximately 7,500 square feet of space in the Building plus approximately 1,040 square feet or warehouse space and Sublessor desires to sublease such space to Sublessee; and

         WHEREAS, Lessor desires to consent to such sublease.

         NOW, THEREFOR, in consideration of the premises, which are incorporated herein by reference, and of the terms, conditions and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Subleased Premises. Sublessor hereby sublets to Sublessee, and Sublessee hereby subleases from Sublessor, approximately 8,540 square feet of 209,088 space located at 14801 Sovereign Road, Fort Worth, Texas (the "SUBLEASED PREMISES"), as further described on EXHIBIT A, attached hereto and incorporated herein by reference.

         2. Term of Sublease.

                  The initial term (the "TERM") of this Sublease Agreement shall commence on April 1, 2004 (the "COMMENCEMENT DATE"), and shall end on the earliest to occur of: (i) January 31, 2006; or (ii) the date of termination under that certain Supply Agreement dated of even date herewith between Sublessor and Sublessee; or (iii) the date on which Sublessor discontinues manufacturing operations in the Premises under the Lease. If the Commencement Date is a date other than the first day of a calendar month or if this Sublease Agreement terminates on a date other than the last day of a calendar month, then the monthly payments of rent due hereunder for such month or months shall be prorated based on the number of days in such month that occur during the Term. Possession of the Subleased Premises shall be delivered to Sublessee on the Commencement Date.

         3. The Lease.

                  (a) Sublessor represents and warrants that it has full right, power and authority under the Lease to enter into this Sublease Agreement, subject to Lessor's consent.

                  (b) Except for Paragraphs 2, 3(d), 3(e), 5, 9, (proviso at the end of the fourth sentence), 10 (except the last paragraph of Paragraph 10, which is incorporated) 14, the third, fourth and fifth paragraphs of Paragraph 15, Paragraphs 26, 31, 41, 42, 43 and 44, and Exhibits B, B-1 and C of the Lease, and to the extent not otherwise inconsistent with the agreements expressed in this Sublease Agreement or applicable only to the original parties to the Lease, the terms, provisions, covenants and conditions of the Lease are hereby incorporated herein by reference, modified by the terms of this Sublease or otherwise as appropriate in the circumstances so as to make such incorporated terms, provisions, covenants and conditions applicable only to the subleasing hereunder by Sublessee of the Subleased Premises. For the avoidance of doubt and in furtherance of the foregoing: (i) Sublessor shall perform its covenants and obligations under the Lease which do not require for their performance possession of the Subleased Premises (including, without limitation, the obligation to maintain in full force and effect all insurance required of Sublessor as "tenant" under the Lease) and which are not otherwise to be performed by Sublessee on behalf of Sublessor; and (ii) Sublessee shall perform all affirmative covenants, and shall refrain from performing any act which is prohibited by the negative covenants, of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. Subject to the foregoing, Sublessee shall be subject to, bound by and comply with all of said terms, provisions, covenants and conditions of the Lease with respect to the Subleased Premises, shall satisfy same in accordance with the Lease in favor and for the benefit of both Sublessor and Lessor, and shall not do, suffer or permit anything to be done which might result in an event of default under the Lease or cause the Lease to be terminated or forfeited, it being understood and agreed that wherever in the Lease the word "Tenant" appears, for the purposes of this Sublease Agreement the word "Sublessee" shall be substituted, and wherever in the Lease the word "Landlord" appears, for the purposes of this Sublease Agreement, the word "Lessor" (and, as applicable hereunder, "Sublessor") shall be substituted; that Sublessor shall have and may exercise all rights and remedies granted to Lessor by the Lease; and that, without limitation of the foregoing or any other rights and remedies Sublessor has or may have, upon the breach of any of said terms, provisions, conditions or covenants of the Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the terms, provisions, conditions or covenants of this Sublease Agreement, Sublessor may exercise any and all rights and remedies granted to Lessor by the Lease. In the event of any conflict between this Sublease Agreement and the Lease, the terms of this Sublease Agreement shall control (unless such conflict would cause a default under the Lease). Whenever the provisions of the Lease incorporated as provisions of this Sublease Agreement require the written consent of Lessor, said provisions shall be construed to require the written consent of both Lessor and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Lease, and agrees that this Sublease Agreement is subordinate and subject to the Lease and that any termination thereof shall likewise terminate this Sublease Agreement. In addition to the foregoing:

                  (a) The exculpation and release of Sublessor and the indemnity in favor of Sublessor and Sublessor's agents and employees in Paragraph 11 of the Lease include, and Sublessor shall not be liable to Sublessee for, any injury, damage, loss, liability, claims, suits, costs, and expenses that would otherwise be covered by such Paragraph 11, EVEN IF THE FOREGOING RESULT FROM AND/OR ARE CAUSED IN PART OR WHOLE BY THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SUBLESSOR.

                  (b) Sublessee does not require a Non-Disturbance Agreement pursuant to Paragraph 12 of the Lease.

                  (c) The exculpation and release of Sublessor in Paragraph 19(c) of the Lease includes, and Sublessor shall not be liable to Sublessee for, any damages that would otherwise be covered by such Paragraph 19(c), EVEN IF THE FOREGOING RESULT FROM AND/OR CAUSED IN PART OR WHOLE BY THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SUBLESSOR.

                  (d) The waiver of claims and subrogation in Paragraph 24 of the Lease include any rights of recovery, claim, action or cause of action that would otherwise be covered by such Paragraph 24, EVEN IF THE FOREGOING RESULT FROM AND/OR ARE CAUSED IN PART OR WHOLE BY THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE PARTY (PARTIES) BENEFITING FROM PARAGRAPH 24.

                  (e) It shall be the obligation of Lessor (i) to provide or cause to be provided all services to be provided by Lessor under the terms of the Lease and (ii) to satisfy all obligations and covenants of Lessor made in the Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants, subject to Section 4(c) below.

                  (f) Sublessee's obligations with respect to maintenance, repair, and replacement (including, without limitation, those arising pursuant to Section 8(b) of the Lease, as incorporated herein) shall be limited to those items located on the interior of the Subleased Premises only, and shall specifically exclude, without limitation, those components of building-wide systems that are located within the Subleased Premises but which also serve the remaining portions of the Premises under the Lease.

         4. Occupancy.

                  (a) Sublessee shall use and occupy the Subleased Premises in accordance with the uses set forth in Section 1(g) of the Lease. Sublessee has conducted an inspection, or been afforded the opportunity to inspect, the Subleased Premises and shall accept the Subleased Premises "AS IS," "WHERE IS," and "WITH ALL FAULTS" and without any representation or warranty of suitability or habitability or of any other kind. Sublessor is not required to make any repairs or alterations to prepare the Subleased Premises for Sublessee's occupancy.

                  (b) Subject to Section 3(b) hereof, Sublessee covenants that it will occupy the Subleased Premises in accordance with the terms of the Lease and will not suffer to be done or omit to do any act that may result in a violation of or a default under any of the terms and conditions of the Lease, or render Sublessor liable for any charge or expense arising out of, by reason of, or resulting from, Sublessee's failure to perform or observe any of the terms and conditions of the Lease pertaining to the Subleased Premises. Subject to
Section 3(b) hereof, Sublessor covenants and agrees that it will timely pay all rent and other sums due under the Lease, and will not otherwise suffer to be done or omit to do any act that may result in a violation of or a default under any of the terms and conditions of the Lease.

                  (c) Sublessee agrees that Sublessor shall not be required to perform any of the covenants or obligations of Lessor under the Lease and, insofar as any of the covenants and obligations of Sublessor hereunder are required to be performed under the Lease by Lessor thereunder, Sublessee acknowledges that Sublessor shall be entitled to look to Lessor for such performance. Sublessor hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Lessor under the Lease. Any default or failure of performance by Lessor shall not affect this Sublease Agreement or waive or defer any of Sublessee's obligations hereunder, except to the extent that such default or failure of such performance excuses Sublessor's performance under the Lease; provided, however, that in the event of any such default or failure of performance by Lessor, Sublessor shall take such action as may reasonably be required, under the circumstances, to secure such performance upon Sublessee's written request therefor and at Sublessee's cost and expense.

                  (d) Sublessor shall not agree to an amendment to the Lease which would have a material adverse effect on Sublessee's occupancy of the Subleased Premises or its use of the Subleased Premises for their intended purposes as of the effective date of this sublease, unless Sublessor shall first obtain Sublessee's prior written approval thereof, which approval shall not be unreasonably withheld or delayed.

         5. Rent.

                  (a) Sublessee shall pay to Sublessor as Basic Rental as for the Subleased Premises during the Term of this Sublease Agreement the amount set forth below:

         Period                                                   Monthly Rent
         ------                                                   ------------
         Commencement Date to Expiration                          $6,118.13

         In addition to the Basic Rental, Sublessee shall also pay to Sublessor all Additional Rent payable by Sublessor under the Lease including self insurance costs, to the extent allocable to the Subleased Premises. For purposes of calculating such Additional Rent, Sublessee's "proportionate share" shall be a fraction, the numerator of which is the space contained in the Subleased Premises (8,540 square feet as of the Commencement Date) and the denominator of which is the entire space contained in the Building (209,088 square feet).

         The respective amounts set forth above shall be paid on or before the 1st day of each month of the Term. If Sublessee fails or refuses to pay any installment of Basic Rental within five (5) business days after the date such installment is due, or Additional Rent within fifteen (15) business days after Sublessee's receipt of written demand therefor, Sublessor shall be entitled to collect a late charge equal to five percent (5%) multiplied by the amount of the late payment to compensate Sublessor for the additional expense involved in handling delinquent payments and not as interest. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Sublessor and Sublessee, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Sublessor under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid rent then due and payable hereunder and/or credited against the next succeeding installment of rent payable hereunder. If all rent payable hereunder has been paid in full, any excess shall be refunded to Sublessee.

                  (b) Intentionally Deleted.

         6. Sublessor Rights and Obligations. Upon reasonable advance notice, Sublessor shall be granted access to the Subleased Premises at all times. Sublessor shall not unreasonably interfere with Sublessee's operations in the Subleased Premises in connection with any such access.

         7. Sublessee Rights and Obligations. Sublessee shall be obligated to provide the insurance required under the Lease as it relates to the Subleased Premises and shall name the Sublessor and Lessor as additional insureds under its policies. Sublessee is obligated to provide proof of such insurance to Sublessor on or before the Commencement Date and upon request at any time during the Term (but not more frequently than annually). Sublessee acknowledges that Sublessor will not provide insurance for the Subleased Premises, unless a failure to so provide such insurance would result in a default under the Lease.

         8. Casualty, Condemnation and/or Termination. If the whole or any part of the Subleased Premises shall be taken or condemned in any manner by any competent authority for any public or quasi-public use, or if the Lessor under the Lease shall terminate the Lease as provided in the Lease by reason of casualty or otherwise as permitted therein, in any such event, the term of this Sublease Agreement shall cease and terminate as of the date of vesting of title or such condemnation or termination, as the case may be. If the Lease is not terminated as a result of any casualty loss and Sublessor is entitled under the Lease to a rent abatement or other concession as a result thereof, then Sublessee shall be entitled to Sublessee's "proportionate share" of such abatement or concession unless the effect on the Subleased Premises of such casualty loss shall be substantially disproportionate to the amount of such abatement or concession, in which event the parties shall equitably adjust the abatement or concession as between themselves, based upon the relative impact of the casualty loss.

         9. No Assignment or Subletting. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Sublease Agreement, or sublet, or suffer or permit the Subleased Premises or any part thereof to be used by others except as provided under the Lease, without the prior written consent of Lessor and Sublessor.

         10. Quiet Enjoyment. Sublessor covenants and agrees with Sublessee that, provided Sublessee pays and performs all of its covenants, agreements and obligations under this Sublease Agreement, Sublessee may peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of this Sublease Agreement and the Lease.

         11. Sublessor. The term "Sublessor" as used in this Sublease Agreement refers to the Tenant under the Lease at the time in question, so that if the Lease shall be assigned, such covenants, conditions and agreements shall be binding upon each successor assignee.

         12. Indemnity.

                  (a) Sublessee shall indemnify and hold Sublessor harmless from and against any all claims and liabilities arising from Sublessee's improvements to and use of the Subleased Premises, and from the conduct of Sublessee's business and from any activity, work or thing done, suffered or permitted by Sublessee in or about the Subleased Premises and shall further indemnify and hold Sublessor harmless from and against any and all claims and liabilities arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease Agreement, or arising from any negligence of Sublessee, or any of Sublessee's agents, and from and against any and all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Sublessor by reason of any such claim, Sublessee, upon notice from Sublessor, shall defend the same at Sublessee's expense utilizing counsel reasonably satisfactory to Sublessor. Sublessee, as a material part of the consideration hereunder to Sublessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Subleased Premises arising from any cause (INCLUDING THE NEGLIGENCE OF SUBLESSOR AND EXCLUDING ONLY THE GROSS NEGLIGENCE OF SUBLESSOR) and Sublessee hereby waives all claims in respect thereof against Sublessor. The foregoing agreement to indemnify and hold harmless Sublessor from and against claims and liabilities includes any such claims and liabilities asserted by Lessor against Sublessor.

                  (b) Sublessor shall indemnify and hold Sublessee harmless from and against any all claims and liabilities arising from the conduct of Sublessor's business and from any activity, work or thing done, suffered or permitted by Sublessor in or about the Premises under the Lease (but excluding the Subleased Premises) and shall further indemnify and hold Sublessee harmless from and against any and all claims and liabilities arising from any breach or default in the performance of any obligation on Sublessor's part to be performed under the terms of this Sublease Agreement or the Lease, or arising from any negligence of Sublessor, or any of Sublessor's agents, and from and against any and all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Sublessee by reason of any such claim, Sublessor, upon notice from Sublessee, shall defend the same at Sublessor's expense utilizing counsel reasonably satisfactory to Sublessee. Sublessor, as a material part of the consideration hereunder to Sublessee, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises under the Lease (but excluding the Subleased Premises) arising from any cause (INCLUDING THE NEGLIGENCE OF SUBLESSEE AND EXCLUDING ONLY THE GROSS NEGLIGENCE OF SUBLESSEE) and Sublessor hereby waives all claims in respect thereof against Sublessee. The foregoing agreement to indemnify and hold harmless Sublessee from and against claims and liabilities includes any such claims and liabilities asserted by Lessor against Sublessee.

         13. Broker's Commission. Each party represents to the other that it has not dealt with any brokers in connection with this transaction, and each representing party will indemnify the other party and hold such other party harmless from and against any and all claims of any broker with respect to a commission or fee in connection with this Sublease Agreement who purports to have acted with or on behalf of the indemnifying party.

         14. Miscellaneous Costs. Sublessee shall reimburse Sublessor for the legal and other expenses incurred by Lessor in connection with the review of this Sublease Agreement within thirty (30) days of receipt of an invoice therefor.

         15. Attorney's Fees. If Sublessor, or Sublessee shall commence an action against the other arising out of or in connection with this Sublease Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

         16. Consent of Lessor Under Lease. Lessor hereby consents to this Sublease Agreement. Lessor's consent shall be deemed to evidence Lessor's agreement that Sublessee shall be entitled to the benefit of any waiver of claims and waiver of subrogation rights for damage to Lessor's property contained within the Lease for the benefit of Sublessor, to the same extent as if such waivers were originally made in favor of Sublessee.

         17. Notices. Any and all notices that are or may be required to be given pursuant to the terms of this Sublease Agreement or the Lease shall be sent by Certified Mail, Return Receipt Requested or overnight courier service to the parties hereto at their respective addresses set forth below. Any notice given pursuant to this Sublease Agreement shall be in writing and will be deemed given to a party when (a) received or rejected by addressee, if sent by Certified Mail, Return Receipt Requested or (b) the next business day following deposit with a nationally recognized overnight courier service.

         SUBLESSOR:                              SUBLESSEE:
         ---------                               ---------
         Cardinal Health PTS, LLC                Adams Laboratories, Inc. d/b/a
         14 School House Road                    Adams Respiratory Therapeutics
         Somerset, NJ 08873                      409 Main Street
         Telecopier: 732-537-6491                Chester, NJ 07930
         Attention:  Legal Department            Telecopier No: (908) 879-9784


                                                 LESSOR:

                                                 The Estate of James Campbell
                                                 c/o_______________________


         18. Binding Effect. The covenants, conditions and agreements contained herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, executors, administrators, successors and permitted assigns.

         19. Governing Law. This Sublease Agreement is entered into in the State of Texas, and its validity and interpretation shall be construed in accordance with the laws of that State.

         IN WITNESS WHEREOF, Sublessor, Sublessee and Lessor have each caused this Sublease Agreement to be executed by its duly authorized partner or officer and the appropriate corporate seals have been hereunto affixed all as of the day and year first written.

                                               SUBLESSOR:

ATTEST:                                        CARDINAL HEALTH PTS, LLC


By:  /s/ Thomas S. Stuart [Corporate Seal]     By:  /s/ Thomas S. Stuart (Seal)
     --------------------                           --------------------
Its: --------------------                      Its: --------------------



                                               SUBLESSEE:

ATTEST:                                        ADAMS LABORATORIES, INC., d/b/a
                                               ADAMS RESPIRATORY THERAPEUTICS

By:  /s/ David Becker [Corporate Seal]         By:  /s/ David Becker (Seal)
     ----------------                               ----------------
Its: Chief Financial Officer                   Its: Chief Financial Officer
     -----------------------                        -----------------------



                                               LESSOR:

ATTEST:                                        THE ESTATE OF JAMES CAMPBELL,
                                               DECEASED

By:  __________________ [Seal]                 By:  ____________________ (Seal)
Its:  __________________                       Its:  ____________________